Exhibit 99.1

SWK Holdings Announces Leadership Transition

Jody Staggs appointed as President and Interim CEO

CEO Winston Black will assist in an interim consulting role after successfully establishing SWK Holdings as a leading life science focused specialty finance company

Portfolio and pipeline remain strong as evidenced by recent closing of two $25 million credit agreements

Dallas, TX, Sept. 1, 2022 – SWK Holdings Corporation (Nasdaq: SWKH) (“SWK” or the “Company”), a life science focused specialty finance company catering to small- and mid-sized commercial-stage companies, today announced that Jody Staggs, Managing Director of SWK Holdings, has been promoted to the position of President, effective September 1, 2022, and will serve as interim Chief Executive Officer, effective September 30, 2022. Winston Black, Chairman and CEO, will leave his positions at SWK, effective September 30, 2022.

“Winston has guided SWK as a part of its leadership team from our founding, helping establish the company’s disciplined approach to delivering creative, non-dilutive financing structures to small- and mid-sized life sciences companies. As a result of his and the team’s efforts, the company has a strong foundation to move forward and focus intently on future shareholder value creation. On behalf of SWK’s Board, our employees, and shareholders, I would like to thank Winston for his dedication, hard work, and numerous achievements and wish him well in his future endeavors,” said Robert K. Hatcher, Member of SWK Holdings’ Board of Directors.

“Jody is an ideal successor to Winston, and I am pleased he will be SWK’s new President. He has been instrumental in SWK’s strong portfolio performance and improved deal sourcing. Most recently, Jody and the SWK team closed two $25 million financings with Aziyo Biologics and MedMinder Systems, both highly innovative companies,” Mr. Hatcher continued. “Jody’s life science industry knowledge and network, credit background, and ability to identify investment opportunities should enable SWK to build on its position as a premier life science focused specialty finance company.”

Mr. Staggs commented: “I want to thank Winston for his leadership over the past decade. He has transformed SWK from an OTC-listed pool of financial assets to a highly regarded, specialty life science finance company. It has been a pleasure working with and learning from Winston, and I wish him the best in this next chapter.”

Mr. Staggs continued: “The SWK team is energized to build from the strong foundation that Winston helped establish. Our underlying business fundamentals are strong and current market conditions are ideal for our creative financing solutions. The existing portfolio is healthy and, with the recently announced deal closings, our investment assets currently total approximately $219 million. We will continue to capitalize on our reputation as a partner of choice for small- and mid-sized life science companies and are intently focused on improving returns for our shareholders.”

Mr. Staggs, 41, was a co-founder of PBS Capital, an investment management firm that focused on pharmaceutical royalties and healthcare equities and was a predecessor to SWK’s specialty finance business. He joined SWK Holdings in August 2015 and was promoted to Managing Director in January 2020. Prior to joining SWK, Mr. Staggs was a Vice President of Investments at Annandale Capital as well as being the first employee at Dallas-based hedge fund, Alistair Capital. Mr. Staggs was a Senior Portfolio Analyst at Highland Capital where he worked on the firm’s healthcare multi-strategy and public equity groups. Mr. Staggs began his career as an equity research associate at Raymond James, where he covered healthcare companies. He was a Walton Scholar and on the Dean’s List at the University of Arkansas where he graduated with a B.A. in Finance. He has earned the right to use the Chartered Financial Analyst designation.

About SWK Holdings Corporation

SWK Holdings Corporation is a life science focused specialty finance company partnering with small- and mid-sized commercial-stage healthcare companies. SWK provides non-dilutive financing to fuel the development and commercialization of lifesaving and life-enhancing medical technologies and products. SWK’s unique financing structures provide flexible financing solutions at an attractive cost of capital to create long-term value for all SWK stakeholders. SWK’s solutions include structured debt, traditional royalty monetization, synthetic royalty transactions, and asset purchases, and typically range in size from $5.0 million to $25.0 million. SWK also owns Enteris BioPharma, whose Peptelligence® and ProPerma® drug delivery technologies create oral formulations of peptide-based and BCS class II, III, and IV small molecules. With Enteris, SWK has the opportunity to grow its finance portfolio by actively creating a wholly owned portfolio of milestones and royalties through licensing activities. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Tiberend Strategic Advisors, Inc.

Daniel Kontoh-Boateng (Investors)

dboateng@tiberend.com

Jason Rando (Media)

jrando@tiberend.com